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                            [HOMESTEAD FUNDS LOGO]
NUMBER                                                                    SHARES

                            HOMESTEAD FUNDS, INC.
             INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND

                           SMALL COMPANY STOCK FUND

THIS CERTIFIES THAT                                              IS THE OWNER OF

                                     VOID

                                           * SEE REVERSE FOR CERTAIN DEFINITIONS

                                            CUSIP

  FULL-PAID AND NON-ASSESSABLE SHARES OF THE PAR VALUE OF $0.01 EACH OF THE
      CAPITAL STOCK OF HOMESTEAD FUNDS, INC. - Small Company Stock Fund HEREAFTER CALLED THE "CORPORATION", TRANSFERABLE ON THE BOOKS OF THE CORPORATION BY THE HOLDER HEREOF IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED.

      THE SHARES REPRESENTED BY THIS CERTIFICATE ARE ISSUED AND HELD SUBJECT TO ALL OF THE RESTRICTIONS, CONDITIONS AND PROVISIONS SET FORTH IN THE CHARTER OF THE CORPORATION TO ALL OF WHICH THE HOLDER HEREOF AGREES BY THE ACCEPTANCE OF THIS CERTIFICATE.

      THIS CERTIFICATE IS NOT VALID UNLESS COUNTERSIGNED BY THE TRANSFER AGENT.

      WITNESS THE FACSIMILE SEAL FOR THE CORPORATION AND THE FACSIMILE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS.

HOMESTEAD FUNDS, INC. -- Small Company Stock Fund.


                                                       DATED:

[SIG]                                                                  [SIG]
TREASURER                                                              PRESIDENT

                    [HOMESTEAD FUNDS, INC. CORPORATE SEAL]


COUNTERSIGNED:
TRANSFER AGENT

BY

--------------------------------
            AUTHORIZED SIGNATURE